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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of July 1, 2004 (the "Effective Date"), is made between Wright Medical Technology, Inc., a Delaware corporation (the "Company") and Laurence Y. Fairey (the "Employee").

      1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment all upon the terms and conditions herein set forth.

      2. Duties. The Employee is engaged as the President and Chief Executive Officer of the Company and hereby promises to perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Board of Directors of the Company (the "Board") in connection with the conduct of the Company's business.

      3. Extent of Services. The Employee shall devote his entire time, attention, and energies to the business of the Company and shall not without the approval of the Company, during the term of this Agreement, be engaged in any other business activity, regardless of whether such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, and except that the Employee may purchase securities in any corporation whose securities are regularly traded on NASDAQ, a national or regional stock exchange or in the over-the-counter market provided such purchase shall not result in his collectively owning beneficially at any one time one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Company. Nothing in this paragraph 3 shall prevent the Employee from serving on the Board of Directors of any other company, so long as the Board shall approve each position held by the Employee.

      4.    Compensation Matters.

      (a) Base Salary. For services rendered under this Agreement, the Company shall pay the Employee an aggregate salary of $350,000 per annum (the "Base Salary"), payable (after deduction of applicable payroll taxes) in accordance with the customary payroll practices of the Company, as may exist from time to time.

      (b) Annual Bonus. During the Employee's employment hereunder, in addition to Base Salary, the Employee shall be eligible to receive an annual performance bonus (the "Bonus") with a target of 50% of Base Salary for each calendar year during Employee's employment; provided that, except as otherwise provided in this Agreement, Employee must be employed on the last day of such calendar year in order to receive the Bonus attributable thereto. The Employee's entitlement to the Bonus for any particular calendar year shall be based on the attainment of performance objectives established by the Compensation Committee of the Company (the "Committee") and communicated to the Employee in writing at the beginning of each calendar year. The Committee shall determine the Employee's entitlement to the Bonus, based on the achievement of the performance objectives of such year, as determined by the Committee and communicated to the Employee, in good faith within thirty (30) days after the completion of the audit for such calendar year, which shall be paid by the Company no later than ten (10 days following such determination. The Employee shall also be eligible for and participate in such fringe benefits as shall be generally provided to executives of the Company, including medical insurance and retirement programs which may be adopted from time to time during the term hereof by the Company. The Employee shall be responsible for making any generally applicable employee contributions required under such fringe benefit programs.

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Fairey Employment Agreement
July 1, 2004
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      (c)   Initial Option Grant. On the Effective Date of this Agreement,
Wright Medical Group, Inc. ("WMGI") will grant the Employee options to purchase 600,000 shares of WMGI stock under the Third Amended and Restated 1999 Equity Incentive Plan (the "Equity Incentive Plan") in accordance with the terms of the Equity Incentive Plan. Such options shall be evidenced by a stock option agreement entered into by WMGI and the Employee in a form approved by the WMGI Compensation Committee.

      (d) Future Option Incentive Grants. During the term of this Agreement, the Employee shall be eligible for participation in the Third Amended and Restated Wright Medical Group, Inc. 1999 Equity Incentive Plan (the "Stock Option Plan"), as may be amended from time to time, and any other stock option plan administered by the Compensation Committee of the Board of Directors.

      (e) The Committee shall review the Employee's Compensation at least once per year and award such bonuses or make such increases to the Base Salary as the Committee, in its sole discretion, determines are merited, based upon the Employee's performance and consistent with compensation policies of the Company.

      5. Sick Leave and Vacation. During the term of this Agreement, the Employee shall be entitled to annual vacation of at least five (5) weeks, or such greater time period if permitted by Company policy, to be taken at his discretion, in a manner consistent with his obligations to the Company under this Agreement. The actual dates of such vacation periods shall be agreed upon mutual discussions between the Company and Employee; provided, however, that the Company shall have the ultimate decision with respect to the actual vacation dates to be taken by Employee, which decision shall not be unreasonable. The Employee shall also be entitled to sick leave consistent with Company policy.

      6. Expenses; Relocation. During the term of this Agreement, the Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in connection with the business of the Company and in performance of his duties under this Agreement upon the Employee's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

      7.    Term.

      (a) The Employee employment under this Agreement shall commence on the Effective Date and shall expire on June 30, 2008. Notwithstanding the foregoing, the Company may at its election, subject to paragraph 7(b) below, terminate the obligations of the Company as follows:

                  (i) Upon 30 days' notice if the Employee becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of six (6) months and is continuing at the time of such notice; or

                  (ii) For "Cause" upon notice of such termination to the Employee. For purposes of this Agreement, the Company shall have "Cause" to terminate its obligations hereunder upon (A) the determination by the Board that the Employee has ceased to perform his duties hereunder (other than as a result of his incapacity due to physical or mental illness of injury), which failure amounts to an intentional and extended neglect of his duties hereunder, (B) the Employee's death, (C) the determination of the Board that the Employee has engaged or is about to engage in conduct materially injurious to the Company,
(D) the Employee's having been convicted of a felony, or (E) the Employee's participation in activities proscribed by the provisions of paragraphs 9 or 10 hereof or material breach of any of the other covenants herein; or

                  (iii) Without Cause upon 30 days' notice of such termination to the Employee.

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Fairey Employment Agreement
July 1, 2004
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            (b)   (i)   If this Agreement is terminated pursuant to paragraph
7(a)(i) above, the Employee shall receive salary continuation pay from the date of such termination until April 1, 2006 at the rate of 100% of the Base Salary, reduced by applicable payroll taxes and further reduced by the amount received by the Employee during such period under any Company-maintained disability insurance policy or plan or under Social Security or similar laws. Such salary continuation payments shall be paid periodically to the Employee as provided in paragraph 4(a) for the payment of the Base Salary.

                        (ii) If this Agreement is terminated pursuant 7(a)(ii) above, the Employee shall receive no salary continuation pay or severance pay.

                        (iii) If this Agreement is terminated pursuant to paragraph 7(a)(iii) above, the Employee shall receive salary continuation pay for a period of twelve (12) months from and after the date of such termination (the "Salary Continuation Period) equal to the Base Salary. Such salary continuation payments (less applicable payroll taxes) shall be paid periodically to the Employee as provided in paragraph 4(a) for the payment of the Base Salary. During the Salary Continuation Period, the Employee shall also be eligible to receive continued coverage under all of the Company's current health benefit and life insurance programs at the same rates that were applicable to the Employee prior to the commencement of the Salary Continuation Period.

            (c) During the Salary Continuation Period, the Employee shall be under no obligation to mitigate any of the costs to the Company of the salary continuation payments.

      8. Representations. The Employee hereby represents to the Company that (a) he is legally entitled to enter into this Agreement and to perform the services contemplated herein, and (b) he has the full right, power and authority, subject to no rights of third parties, to grant to the Company the rights contemplated by paragraph 10 hereof.

      9. Disclosure of Information. The Employee recognizes and acknowledges that the Company's and its predecessors' trade secrets, know-how and proprietary processes as they may exist from time to time are valuable, special and unique assets of the Company's businesses, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment by any of the Company, in whole or in part, disclose such secrets, know-how or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment these restrictions shall not apply to such secrets, know-how and processes which are then in the public domain (provided further that the Employee was not responsible, directly or indirectly, for such secrets, know-how or processes entering the public domain without the Company's consent).

      10. Inventions. The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, during the term hereof which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the company or any of its predecessors, or which otherwise relate to or pertain to the business, functions or operations of the Company or any of its predecessors or which arise from the efforts of the Employee during the course of his employment for the Company or any of its predecessors. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute

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Fairey Employment Agreement
July 1, 2004
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the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

      11. Covenants Not To Compete or Interfere. During the term of this Agreement, including any extensions, and for a period ending twenty-four (24) months from and after the termination of the Employee's employment hereunder, the Employee shall not (whether as an officer, director, owner, employee, partner or other direct or indirect participant) engage in any in Competitive Business, "Competitive Business" shall mean the manufacturing, supplying, producing, selling, distributing or providing for sale of any orthopaedic product, device or instrument manufactured or sold by the Company or its subsidiaries or in clinical development sponsored by the Company or its subsidiaries, in each case, as of the date of termination of the Employee's employment. For such period, the Employee shall also not interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or its subsidiaries and any customer, supplier, lessor, lessee or employee of the Company or its subsidiaries. It is the intent of the parties that the agreement set forth in this paragraph 11 apply in all parts of the world.

      Employee agrees that a monetary remedy for a breach of the agreement set forth in this paragraph 11 will be inadequate and impracticable and further agrees that such a breach would cause the Company irreparable harm, and that the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Employee agrees that the Company shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

      It is the desire and intent of the parties that the provisions of this paragraph 11 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 11 shall be adjudicated to be invalid or unenforceable, this paragraph 11 shall be deemed curtailed, whether as to time or location, to the minimum extent required for its validity under the applicable law and shall be binding and enforceable with respect to the Employee as so curtailed, such curtailment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made. If a court in any jurisdiction, in adjudicating the validity of this paragraph 11, imposes any additional terms or restrictions which respect to the agreement set forth in this paragraph 11, this paragraph 11 shall be deemed amended to incorporate such additional terms or restrictions.

      12. Injunctive Relief. If there is a breach of threatened breach of the provisions of paragraphs 9, 10 or 11 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

      13.   [Reserved].

      14. Car Allowance. The Employee shall be entitled to a monthly allowance of $850.00, which the Employee may utilize to cover expenses relating to the use of his personal automobile. The Company shall pay for all regularly scheduled maintenance, insurance, repairs, and registration fees for such automobile. The Company shall not be responsible for any costs, expenses, or other obligations related to such automobile other than regularly scheduled maintenance costs, insurance, repairs, registration fees, and the monthly allowance payable hereunder.

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Fairey Employment Agreement
July 1, 2004
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      15.   Insurance. The Company may, at its election and for its benefit, insure the Employee against accidental loss or death, and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith.

      16. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to 3425 Pinebrake Cove, Germantown, TN 38125, in the case of the Employee, or to Wright Medical Technology, Inc., 5677 Airline Road, Arlington, TN 38002, Attn:
General Counsel, in the case of the Company, or to such other address as either party shall notify the other.

      17. Waiver of Breach. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the other party.

      18. Governing Law. This Agreement shall be governed by and construed by and enforced in accordance with the laws of the state of Tennessee, without reference to the conflicts of laws principles therein.

      19. Assignment. This Agreement may be assigned, without the consent of the Employee, by the Company to any person, partnership, corporation, or other entity which has purchased substantially all the assets of such Company, provided such assignee assumes all the liabilities of such Company hereunder.

      20. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter referred to herein and supersedes any and all agreements, letters of intent or understandings between the Employee and the Company, its subsidiaries, or any of the Company's principal shareholders with respect thereto. These Agreements may be changed only by an agreement or agreements in writing signed by a party against whom enforcement of any waiver, change; modification, extension, or discharge is sought.

      IN WITNESS WHEREOF, the parties have, executed this Agreement as of the Effective Date.

                              AGREED AND ACCEPTED:

WRIGHT MEDICAL TECHNOLOGY, INC.                  EMPLOYEE

By:  /s/ F. Barry Bays                           /s/ Laurence Y. Fairey
     ------------------------                    ------------------------
     F. Barry Bays                               Laurence Y. Fairey
     Executive Chairman
     of the Board of Directors